EXHIBIT 16.1

Price Waterhouse                        Firma miembro de PricewaterhouseCoopers
                                                       Santiago de Chile
                                                       Huerfanos 863 - Piso 4
                                                       Casilla Correo 3337
                                                       Telefono (561](2) 6610000
                                                       Fax [561](2) 6333329



June 29, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Andean Development Corporation (copy attached), which we understand was filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 19, 2000. We agree with the statements concerning our Firm in such Form 8-K, except that we make no representation with respect to the statements made in the third paragraph. It should be noted that firm referred to should be Price Waterhouse and not PricewaterhouseCoopers.

Very truly yours,

Price Waterhouse

/s/ Guido Licci P.

Guido Licci P.
     Partner